For Further Information:

Contact: Sandy Seth, President, COO;
ir@craftclick.com

CraftClick.com
432 Culver Boulevard
Playa Del Rey, CA 90293
310-827-3500

CraftClick.com Successfully Sells Craft Sites and Related Assets for $632,900

Company Now Debt-Free

Management in Discussions with a Number of Parties Regarding Other Business Opportunities

PLAYA DEL REY, CA -- February 27, 2000 -- CraftClick.com (OTC BB: CTCK) announced today that it has sold substantially all of its assets to a group of California entrepreneurs (the "Group") in exchange for the forgiveness of outstanding secured loans made by the Group to the Company totaling $546,000 plus accrued interest of $9,625 and a payment of $77,275 to substantially redeem all of the Company's current obligations.

This transaction enables CraftClick.com to operate debt-free with a monthly cash burn of almost zero. Management is actively looking for other business opportunities, and has been in discussions with several potential candidates about purchasing a controlling stake in the Company, and/or merging with the Company.

Further information about this transaction can be found in the Company's filing with the Securities Exchange Commission (SEC) dated 2/27/01.

For more information contact Metropolitan Capital Partners (818-391-3055 / mikel@metcapinc.com).
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